UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

NorthStar Realty Europe Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37597 (Commission File Number)	32-0468861 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2018, NorthStar Realty Europe Corp. (the “Company”) reported its results of operations and financial condition for the quarter ended September 30, 2018. A copy of the press release issued by the Company, which refers to certain supplemental information that is available on the Shareholders subpage of the Company’s website at www.nrecorp.com, is attached hereto as Exhibit 99.1.

Use of Website to Distribute Material Company Information

The Company’s website address is www.nrecorp.com. The Company uses its website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company, is routinely posted on and accessible on the Shareholders subpage of its website, which is accessible by clicking on the tab labeled “Shareholders” on the website home page. The Company also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission disclosing the same information. Therefore, investors should look to the Shareholders subpage of the Company’s website for important and time-critical information. Visitors to the Company’s website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Shareholders subpage of the website.

Item 9.01.	Financial Statements and Exhibits.
The following exhibits are furnished as part of this report:

(d)	Exhibits.

Exhibit No.	Description
99.1	NorthStar Realty Europe Press Release, dated November 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Europe Corp. (Registrant)

Date: November 6, 2018	By:	/s/ Trevor K. Ross
Trevor K. Ross General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	NorthStar Realty Europe Press Release, dated November 6, 2018